UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2026
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(866) 846-4660
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
7.300% Junior Subordinated Notes due 2065	FGSN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement
The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 16, 2026, F&G Annuities & Life, Inc. (NYSE: FG) (F&G or the Company), a leading provider of insurance solutions serving retail annuity and life customers and institutional clients, announced that Chris Blunt will retire from his current role as Chief Executive Officer of F&G to focus on his roles as a Director of F&G and Chief Executive Officer of subsidiary Peak Altitude Equity, LLC (Peak Altitude). Conor Murphy, current President and Chief Financial Officer, will assume a broader role as Chief Executive Officer and President. These changes are effective June 30, 2026. Additionally, Michael Bailey will join the Company as Executive Vice President, Chief Financial Officer effective August 3, 2026, and Mark Wiltse, F&G’s Chief Accounting Officer, will serve as Interim Chief Financial Officer until August 3, 2026.

A copy of the press release announcing the Executive Leadership Transition dated June 16, 2026 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Retirement of Chris Blunt as Chief Executive Officer of F&G and continued roles as a member of F&G’s Board of Directors and as Chief Executive Officer of Peak Altitude

Chris Blunt has served as the Chief Executive Officer of F&G since 2019, after 34 years in a variety of insurance, investment management and wealth management roles. He will continue to serve as a member of the F&G Board of Directors as well as Chief Executive Officer of Peak Altitude, the Company’s owned distribution business. Mr. Blunt will focus on leading the formal process to explore strategic alternatives for Peak Altitude to further grow the business and maximize value to F&G.

In connection with Mr. Blunt’s continued role as a member of the F&G Board of Directors as well as Chief Executive Officer of Peak Altitude, effective June 30, 2026, Mr. Blunt entered into a Director Services Agreement with the Company that supersedes, in its entirety, the Employment Agreement between the Company and Mr. Blunt, dated as of February 6, 2019 (the “Prior Agreement”), which shall be terminated as of June 30, 2026. The Director Services Agreement continues at least until the Company’s 2028 annual meeting of stockholders.

During the term of the agreement, Mr. Blunt will receive 1) a standard board retainer, before deducting any applicable withholdings, and 2) is eligible to receive a standard annual equity award under the Company’s Amended and Restated 2022 Omnibus Incentive Plan (“Omnibus Plan”). For the avoidance of doubt, so long as Mr. Blunt continues to serve as a director of the Company, his outstanding equity awards under the Omnibus Plan prior to June 30, 2026 shall continue to vest in accordance with their terms.

In connection with the termination of the Prior Agreement, the Company will pay Mr. Blunt a prorated 2026 annual incentive bonus at target performance and through June 30, 2026 when calculated and paid to all other executive officers of the Company.

Appointment of Conor Murphy as Chief Executive Officer and President

Conor Murphy, F&G’s current President and Chief Financial Officer, has been appointed by the F&G Board of Directors as Chief Executive Officer and President to succeed Mr. Blunt. Mr. Murphy will serve as F&G’s principal executive officer. Mr. Murphy joined F&G in April of 2025 and has 38 years of extensive experience, including a variety of executive roles at leading insurance companies in both the U.S. and abroad.

In connection with Mr. Murphy's expanded role as Chief Executive Officer and President of the Company, effective June 30, 2026, Mr. Murphy entered into amendment No. 2 to that certain Employment Agreement dated as of April 1, 2025 (the “Agreement”), as amended on August 6, 2025, with the Company to, among other items:
1.Delete the first sentence of Section 2 of the Agreement and insert the following in lieu thereof:

Employment and Duties. Subject to the terms and conditions of this Agreement, the Company agrees to continue to employ Employee to serve as President and Chief Executive Officer, or in such other capacity as may be mutually agreed by the parties.
2.Update Section 5(c) of the agreement to replace the Employee's target Annual Bonus to effective as of July 1, 2026, 200% of Employee's base salary earnings during the performance period, with a maximum of up to two times target (collectively, the target and maximum Annual Bonus are referred to as the "Annual Bonus Opportunity"). The 2026 Annual Bonus Opportunity shall be pro-rated with an effective target payout at 150%.
3.Delete Section 5(e) of the Agreement and insert the following in lieu thereof:

Equity Participation. Employee shall be eligible to participate in the Company’s equity incentive plans. Subject to the Company’s Compensation Committee approval, Employer will recommend that Employee receive a $6.0 million 2026 equity grant at such time as when the Committee approves all other executive officer equity grants, which is expected to occur in the fourth quarter of 2026, in such form, vesting and performance criteria and other terms as provided to other Company executive executives.

Appointment of Michael Bailey as Chief Financial Officer

Michael Bailey will join the Company on August 3, 2026 as Chief Financial Officer reporting to Conor Murphy. Mr. Bailey will serve as F&G’s principal financial officer. Mr. Bailey is an experienced executive with 27 years of extensive actuarial and financial experience in the life and annuity industry.

Mr. Bailey, who is 49, most recently served as the Retail Chief Financial Officer of Corebridge Financial, Inc. where he was a key member of the leadership teams for their individual retirement, group retirement and life insurance businesses. As Retail Chief Financial Officer, he was responsible for financial reporting, capital and expense management, budgeting and forecasting, and reinsurance for the retail businesses. Concurrently, Mr. Bailey served as Chief Financial Officer of Corebridge Insurance Company of Bermuda, Ltd. Across his thirteen years at Corebridge / AIG, Mr. Bailey also held senior leadership positions both in the U.S. and internationally, serving as Chief Financial Officer of Global Life & Health and Chief Finance Actuary of Life Insurance and Employee Benefits. Prior to AIG, Mr. Bailey spent five years as Vice President and Actuary at MetLife, where he oversaw valuation and financial reporting for group insurance. He spent the first nine years of his career as a Consulting Actuary at Milliman, Inc. Mr. Bailey is a Fellow of the Society of Actuaries (FSA) and a Member of the American Academy of Actuaries (MAAA).

Mr. Bailey is not a party to any related party transactions with the Company.

F&G has entered into an employment agreement with Mr. Bailey, with an effective date of August 3, 2026 and an initial term of three years, with automatic one-year extensions beginning on the third anniversary of the effective date unless either party gives prior written notice of termination.

During the term of the agreement, Mr. Bailey will receive a minimum annual base salary of $550,000 per year, will be eligible to receive an annual incentive bonus of 100% of his annual base salary (with a maximum incentive of up to 200% of his annual incentive target), and is entitled to the benefits we provide our other employees generally. In addition, Mr. Bailey’s employment agreement provides that he will receive (1) a one-time lump-sum cash bonus in the amount of $620,000, less applicable withholding taxes, on the first regularly scheduled payroll after the effective date, subject to repayment in the event that Mr. Bailey resigns his position from the Company without Good Reason or is terminated by the Company for Cause (in each case, as such term is defined in the employment agreement) on or before August 3, 2027, and (2) a one-time performance-based restricted stock award with a value of $620,000 under the Company’s 2022 Omnibus Incentive Plan, which award will vest in three equal annual installments beginning the first anniversary of the grant date, subject to satisfaction of a performance condition.

The employment agreement provides that Mr. Bailey will be eligible to participate in the Company’s equity incentive plans and the Company will recommend, subject to the compensation committee’s approval, that he receive an annual equity award with a value of $1.1 million on the same terms and conditions as equity incentive awards provided to other Company senior executives.

The foregoing descriptions of Mr. Blunt’s Director Services Agreement, Mr. Murphy’s Amendment No. 2 to Employment Agreement and Mr. Bailey’s Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Appointment of Mark Wiltse as Interim Chief Financial Officer

Mark Wiltse, F&G’s Chief Accounting Officer, has been appointed to serve as Interim Chief Financial Officer and principal financial officer effective June 30, 2026 until August 3, 2026. Mr. Wiltse is not a party to any related party transactions with the Company. Mr. Wiltse, who is 59, has served as Senior Vice President and Chief Accounting Officer of F&G since May 2020, having previously served as Vice President, Finance since joining F&G in 2016. He has more than 30 years of accounting experience in the insurance and financial services industries. Prior to F&G, Mr. Wiltse served as SVP, Chief Financial Officer at Accordia Life since 2013 where he oversaw the company’s financial management. Prior to Accordia Life, Mr. Wiltse held multiple senior finance positions at Aviva USA, CUNA Mutual Group and Nationwide Financial. Prior to Nationwide, Mr. Wiltse also served at Principal Financial Group and spent three years in the audit practice at KPMG. He is a certified public accountant (CPA-Inactive).

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1	Director Services Agreement between Christopher Blunt and the Company, effective June 30, 2026.
10.2	Amendment No. 2 to Employment Agreement between Conor Murphy and the Company, effective June 30, 2026.
10.3	Employment Agreement between Michael Bailey and the Company, effective August 3, 2026.
99.1	Press release announcing F&G’s Executive Leadership Transitions, dated June 16, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: June 16, 2026	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary